UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 12, 2010
Date of Report (Date of earliest event reported)

New Jersey Mining Company
(Exact name of registrant as specified in its charter)

Idaho	000-28837	82-0490295
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

89 Appleberg Road
Kellogg, Idaho	83837
(Address of principal executive offices)	(Zip Code)

(208) 783-3331
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – SECURITIES AND TRADING MARKETS

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On March 12, 2010, the Company closed a private placement of units. Gross proceeds of $529,500 were realized from the sale of 3,115,000 units at a price of $0.17. Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to acquire one share of common stock at an exercise price of $0.30 until January 31, 2013.

In connection with the private placement, the Company agreed to pay qualified agents a cash compensation fee equal to 10% of the gross proceeds of the sale of units placed by the agents. The cash compensation fee amounts to $51,255. Also, should any of the warrants be exercised, the Company will pay a cash compensation fee of 10% on the warrants placed by the agents.

The securities of the private placement were not registered under the U.S. Securities Act of 1933, as amended (“Securities Act”), or the securities laws of any state, and are subject to resale restrictions and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from such the registration requirements in accordance with all applicable state securities laws. The securities were placed pursuant to exemptions from registration requirements of the Securities Act provided by Section 506 of Regulation D under the Securities Act and Section 4(2) of the Securities Act, such exemptions being available based on information obtained from the investors in the private placement

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Jersey Mining Company

Date: March 15, 2010
By: /s/ Fred W. Brackebusch

FRED W. BRACKEBUSCH
President, Chief Executive Officer
and Chief Financial Officer